Exhibit 23.1

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 3, 2005, relating to the financial statements and financial statement schedule of Carrington Laboratories, Inc. appearing in the Annual Report on Form 10-K of Carrington Laboratories, Inc. for the year ended December 31, 2004 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


 /s/ Grant Thornton LLP
 Dallas, Texas
 February 8, 2006